Exhibit 10.12

                       Interactive Technologies.com, Ltd.
                         110 East Atlantic Ave Suite 400
                           Delray Beach, Florida 33444

                                          June 7, 2000

Mr. John T. Moran
Boru Enterprises, Inc.
72 S.E. 6th Avenue
Delray Beach, Florida  33483

Dear Mr. Moran:

In consideration for our issuance to you of the enclosed option to purchase 400,000 shares of our common stock, you hereby agree to cancel the attached agreement, dated January 27, 2000, pertaining to our obligation to pay compensation to you in our PIPE transaction.

Please acknowledge your agreement to the foregoing, and your receipt of the enclosed option, by executing and returning the enclosed copy of this letter,

Very truly yours,

Interactive Technologies.com, Ltd.


By:_______________________________
       William R. Becker, CEO

Agreed:

Boru Enterprises, Inc.


By:_______________________________
      John T. Moran, President